Exhibit 8.1

List of certain subsidiaries of América Móvil, S.A.B. de C.V.

Name of Company	Jurisdiction	Ownership Interest(1)	Main Activity
AMX Tenedora, S.A. de C.V.	Mexico	100.0	Holding Company
Compañía Dominicana de Teléfonos, S. A. (Codetel)	Dominican Republic	100.0	Fixed-line/Wireless
Sercotel, S.A. de C.V.	Mexico	100.0	Holding Company
Radiomovil Dipsa, S.A. de C.V. and subsidiaries (Telcel)	Mexico	100.0	Wireless
Puerto Rico Telephone Company, Inc.	Puerto Rico	100.0	Fixed-line/Wireless
PRT Larga Distancia, Inc.	Puerto Rico	100.0	Fixed-line/Wireless
Servicios de Comunicaciones de Honduras, S.A. de C.V. (Sercom Honduras)	Honduras	100.0	Wireless
TracFone Wireless, Inc.	USA	98.2	Wireless
Claro Telecom Participacões, S.A.	Brazil	100.0	Holding
Americel S.A.	Brazil	99.4	Wireless
Claro S.A.	Brazil	99.9	Wireless
Telecomunicaciones de Guatemala, S.A.	Guatemala	99.3	Fixed-line/Wireless
Empresa Nicaragüense de Telecomunicaciones, S.A. (Enitel)	Nicaragua	99.5	Fixed-line/Wireless
Cablenet, S.A.	Nicaragua	100.0	Cable TV
Estaciones Terrenas de Satélite, S.A. (Estesa)	Nicaragua	100.0	Cable TV
Compañía de Telecomunicaciones de El Salvador (CTE), S.A. de C.V.	El Salvador	95.8	Fixed-line
Cablenet, S.A. (Cablenet)	Guatemala	95.8	Fixed-line
Telecomoda, S.A. de C.V. (Telecomoda)	El Salvador	95.8	Directories Provider
CTE Telecom Personal, S.A. de C.V.	El Salvador	95.8	Wireless
Comunicación Celular S.A. (Comcel)(2)	Colombia	99.4	Wireless
Megacanales, S.A.	Colombia	99.4	Cable TV
The Now Operation, S.A.	Colombia	99.4	Services to Cable TV Provider
Telmex Colombia, S.A.	Colombia	99.1	Fixed-line and Cable TV
Consorcio Ecuatoriano de Telecomunicaciones, S.A. (Conecel)	Ecuador	100.0	Wireless
AMX Argentina, S.A.	Argentina	100.0	Wireless
AMX Paraguay, S.A.	Paraguay	100.0	Wireless
AM Wireless Uruguay, S.A.	Uruguay	100.0	Wireless
Claro Chile S.A.	Chile	100.0	Wireless
América Móvil Perú, S.A.C.	Peru	100.0	Wireless
Telmex Perú, S.A.(3)	Peru	99.6	Fixed-line/Cable TV
Oceanic Digital Jamaica Limited(4)	Jamaica	99.6	Wireless
Claro Panamá, S.A.(4)	Panama	99.7	Wireless
Carso Global Telecom, S.A.B. de C.V.	Mexico	99.9	Holding Company
Empresas y Controles en Comunicaciones, S.A. de C.V.	Mexico	99.9	Holding Company
Teléfonos de México, S.A.B. de C.V.	Mexico	59.5	Fixed-line
Integración de Servicios TMX, S.A. de C.V.	Mexico	59.5	Holding Company
Alquiladora de Casas, S.A. de C.V.	Mexico	59.5	Real Estate
Compañía de Teléfonos y Bienes Raíces, S.A. de C.V.	Mexico	59.5	Real Estate
Consorcio Red Uno, S.A. de C.V.	Mexico	59.5	Telecommunications Network Integration Services
Teléfonos del Noroeste, S.A. de C.V.	Mexico	59.5	Fixed-line
Uninet, S.A. de C.V.	Mexico	59.5	Corporate networks and Internet Access Services
Telmex USA, L.L.C.	USA	59.5	Fixed-line

Name of Company	Jurisdiction	Ownership Interest(1)	Main Activity
Telmex Internacional, S.A.B. de C.V.	Mexico	96.8	Holding Company
Controladora de Servicios de Telecomunicaciones, S.A. de C.V.	México	96.8	Holding Company
Telstar, S.A.	Uruguay	95.4	Fixed-line
Ecuador Telecom, S.A.	Ecuador	96.8	Fixed-line
Empresa Brasileira de Telecomunicacões, S.A. (Embratel)	Brazil	94.2	Fixed-line
Star One, S.A.	Brazil	75.4	Provider of Satellite Services
Telmex Argentina, S.A.	Argentina	95.6	Services to Corporate Customers
Ertach, S.A.	Argentina	95.6	Wireless
Claro Comunicaciones, S.A.	Chile	96.8	Fixed-line/Wireless
Claro Servicios Empresariales, S.A.	Chile	96.8	Fixed-line/Wireless
Páginas Telmex Colombia, S.A.	Colombia	96.8	Directories Provider
Sección Amarilla USA, LLC	USA	96.8	Directories Provider
Publicidad y Contenido Editorial, S.A. de C.V.	Mexico	96.8	Provider of Cable Television Content
Editorial Contenido, S.A. de C.V.	Mexico	96.8	Magazine Editor

(1)	Percentage of equity owned by América Móvil, S.A.B. de C.V. directly or indirectly through subsidiaries or affiliates.
(2)	During 2009 through December 21, 2010, Comunicación Celular, S.A. held 100% of the ownership interest in AMX Santa Lucía, Inc. and 78.2% in Claro Panamá, S.A.
(3)	On December 21, 2010, Amov Colombia, S.A. and Comunicación Celular, S.A. capitalized Telmex Perú, S.A. As a result, the equity owned by AMX in Telmex Perú, S.A. decreased from 100% to 99.6%.
(4)	On December 21, 2010, Comunicación Celular, S.A. capitalized: (i) its full ownership interest in AMX Santa Lucía, Inc. into Telmex Perú, S.A and, therefore, the equity owned by América Móvil, S.A.B. de C.V in AMX Santa Lucía, Inc. and in Oceanic Digital Jamaica, Ltd. increased from 99.4% to 99.6% in both companies; and, (ii) its ownership interest in Claro Panama, S.A. (78.2% of capital shares) into Telmex Perú, S.A. and, as a result, the ownership interest of América Móvil, S.A.B. de C.V in Claro Panamá, S.A. increased from 99.4% to 99.7%.